UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

BBX CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value (including associated Preferred Share Purchase Rights)	BBX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under, or incorporated by reference into, Item 5.07 below relating to the amendment to the BBX Capital Corporation Amended and Restated 2014 Incentive Plan, as amended, is incorporated into this Item 5.02 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of BBX Capital Corporation (the “Company”) was held on May 14, 2019. The following proposals were submitted to a vote of the Company’s shareholders at the Annual Meeting: (i) the election of fifteen directors to the Company’s Board of Directors, each for a term expiring at the Company’s 2020 Annual Meeting of Shareholders; (ii) a non-binding advisory vote to approve the compensation of the Company’s Named Executive Officers (as defined in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting (the “Proxy Statement”) pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission); (iii) a non-binding advisory vote on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation; and (iv) the approval of an amendment (the “Plan Amendment”) to the BBX Capital Corporation Amended and Restated 2014 Incentive Plan, as amended (the “Plan”),  to increase the number of shares of the Company’s Class A Common Stock available for grant under the Plan to 3,300,000 shares, resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the Plan to 14,000,000 shares. Pursuant to the Company’s Amended and Restated Articles of Incorporation, holders of the Company’s Class A Common Stock and Class B Common Stock were entitled to one vote per share and 14.34 votes per share, respectively, on each matter presented at the Annual Meeting. At the Annual Meeting, the Company’s shareholders approved the election of each of the fifteen director nominees.  The Company’s shareholders also approved, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers and for future shareholder advisory votes on Named Executive Officer compensation to continue to be held every three years. In addition, the Plan Amendment was approved by the Company’s shareholders. A summary of the voting results, as certified by the Inspector of Election for the Annual Meeting, Laurel Hill Advisory Group, LLC, is set forth below.

Proposal 1: Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non- Votes
Alan B. Levan	285,598,747	14,784,898	N/A
John E. Abdo	290,265,458	10,118,187	N/A
Jarett S. Levan	290,304,911	10,078,734	N/A
Seth M. Wise	290,318,300	10,065,345	N/A
Norman H. Becker	290,102,839	10,280,806	N/A
Andrew R. Cagnetta, Jr.	289,943,008	10,440,637	N/A
Steven M. Coldren	283,529,696	16,853,949	N/A
Darwin Dornbush	285,507,466	14,876,179	N/A
Willis N. Holcombe	286,821,574	13,562,071	N/A
Oscar Holzmann	284,778,870	15,604,775	N/A
Joel Levy	287,835,748	12,547,897	N/A

William Nicholson	286,722,478	13,661,167	N/A
Anthony P. Segreto	285,010,866	15,372,779	N/A
Neil Sterling	281,848,173	18,535,472	N/A
Charlie C. Winningham, II	290,357,511	10,026,134	N/A

Proposal 2:  Approval, on a Non-Binding Advisory Basis, of the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
276,133,233	23,889,454	360,959	N/A

Proposal 3:  Non-Binding Advisory Vote on the Frequency of Future Shareholder Advisory Votes on Named Executive Officer Compensation

Every Year	Every Other Year	Every Three Years	Abstentions	Broker Non-Votes
43,645,456	30,904	256,387,220	320,065	N/A

Proposal 4:  Approval of Amendment to the BBX Capital Corporation Amended and Restated 2014 Incentive Plan, as Amended

Votes For	Votes Against	Abstentions	Broker Non-Votes
274,552,097	25,533,294	298,255	N/A

A description of the Plan, as amended by the Plan Amendment (including a description of the Plan Amendment), is set forth on pages 34 through 39 of the Proxy Statement, is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.  In addition, the full text of the Plan, as amended by the Plan Amendment, is attached as Appendix A to the Proxy Statement, is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1BBX Capital Corporation Amended and Restated 2014 Incentive Plan, as Amended (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 15, 2019)

99.1Description of BBX Capital Corporation Amended and Restated 2014 Incentive Plan, as Amended (incorporated by reference to pages 34 through 39 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 15, 2019)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 16, 2019

BBX Capital Corporation

By: /s/ Raymond S. Lopez
Raymond S. Lopez
Executive Vice President and Chief Financial Officer